                                                                EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995



              A.  Full Title of the Plan and Address of the Plan:

                          FOXMEYER EMPLOYEES' SAVINGS
                           AND PROFIT-SHARING PROGRAM


                               1220 SENLAC DRIVE
                             CARROLLTON, TX  75006




     B.  Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          FOXMEYER HEALTH CORPORATION


                               1220 Senlac Drive
                             Carrollton, TX  75006

                             FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM
                             -------------------------------------------------

                             Financial Statements as of December 31, 1995 and 1994 and For Each of the Three Years in the Period Ended December 31, 1995, Supplemental Schedules as of and for the Year Ended December 31, 1995, and Independent Auditors' Report

FOXMEYER EMPLOYEES' SAVINGS
AND PROFIT-SHARING PROGRAM

FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                                          PAGE
                                                                                                          ----
 Independent Auditors' Report                                                                                2

 Statements of Net Assets Available for Benefits as of December 31, 1995 and 1994                            3

 Statements of Changes in Net Assets Available for Benefits for Each of the Three Years in the
 Period Ended December 31, 1995                                                                          4 - 6

 Notes to Financial Statements                                                                          7 - 11

 Item 27a - Schedule of Assets Held for Investment Purposes                                                 12

 Item 27d - Schedule of Reportable Transactions                                                             13

 Item 27e - Schedule of Nonexempt Transactions                                                              14

 Independent Auditors' Consent                                                                              15

INDEPENDENT AUDITORS' REPORT


TO THE RETIREMENT ADMINISTRATIVE COMMITTEE
FOXMEYER CORPORATION


We have audited the accompanying statements of net assets available for benefits of the FoxMeyer Employees' Savings and Profit Sharing Program (the "Plan") as of December 31, 1995 and 1994 and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and the accompanying supplemental schedules of (1) assets held for investment purposes at December 31, 1995, (2) reportable transactions for the year ended December 31, 1995 and (3) nonexempt transactions for the year ended December 31, 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements. The supplemental information and schedules are the responsibility of the Plan's management. The supplemental schedules are required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Such supplemental information and schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE LLP

Dallas, TX
April 25, 1996

                          FOXMEYER EMPLOYEES' SAVINGS
                           AND PROFIT-SHARING PROGRAM
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS




=============================================================================
                                                        December 31,
                                           ----------------------------------
                                                 1995                 1994
- -----------------------------------------------------------------------------
ASSETS

Investments, at Fair Value:
  Fidelity Mutual Funds:
     Equity-Income Fund                    $   6,878,878        $   5,139,910
     Government Money Market Fund             10,029,840            9,660,884
     Magellan Fund                             8,644,283            5,455,258
     Intermediate Bond Fund                    1,402,568            1,012,455
     Growth and Income Fund                    4,877,940            2,958,948
     Asset Manager Fund                          168,164               42,671
     Managed Income Portfolio Fund               657,001              500,321
  FoxMeyer Health Common Stock Fund            1,068,717              784,868
  Participant Loans                            1,343,500            1,417,718
                                           ----------------------------------

NET ASSETS AVAILABLE FOR BENEFITS          $  35,070,891        $  26,973,033
=============================================================================

See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                           =================================================================================
                                                                   SUPPLEMENTAL INFORMATION BY FUND
                                           =================================================================================
                                                              Government
                                             Equity-            Money                          Intermediate      Growth and
                                             Income            Market          Magellan            Bond            Income
                                              Fund              Fund             Fund              Fund             Fund
                                           =================================================================================
Net Assets Available for Benefits,
December 31, 1994                          $5,139,910        $9,660,884      $5,455,258         $1,012,455        $2,958,948
                                           ---------------------------------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                          1,257,285                 -       1,567,921             69,502           938,347
  Interest and Dividends                      403,180           559,755         497,462             93,404           229,331
                                           ---------------------------------------------------------------------------------
Total Investment Income                     1,660,465           559,755       2,065,383            162,906         1,167,678
                                           ---------------------------------------------------------------------------------
Additions:
  Transfers from Other Plan                         -         1,401,008               -                  -                 -
  Contributions:
    Employer                                  194,290           347,910         407,866             65,394           210,153
    Employee                                  587,527           847,695       1,168,593            193,154           668,383
                                           ---------------------------------------------------------------------------------
  Total Contributions                         781,817         1,195,605       1,576,459            258,548           878,536
                                           ---------------------------------------------------------------------------------
Total Additions                               781,817         2,596,613       1,576,459            258,548           878,536
                                           ---------------------------------------------------------------------------------
Deductions:
  Benefits Paid                              (535,388)       (2,349,973)       (769,387)           (78,748)         (436,661)
  Transfers Within Funds                     (166,445)         (373,121)        320,485             47,518           309,619
  Other                                        (1,481)          (64,318)         (3,915)              (111)             (180)
                                           ---------------------------------------------------------------------------------
Total Deductions                             (703,314)       (2,787,412)       (452,817)           (31,341)         (127,222)
                                           ---------------------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1995                          $6,878,878       $10,029,840      $8,644,283         $1,402,568       $ 4,877,940
                                           =================================================================================


                                           ================================================================
                                                            SUPPLEMENTAL INFORMATION BY FUND
                                           ================================================================
                                                              Managed
                                             Asset            Income            FoxMeyer
                                            Manager          Portfolio        Health Common     Participant
                                             Fund              Fund            Stock Fund          Loans           Total
                                           =================================================================================
Net Assets Available for Benefits,
December 31, 1994                          $   42,671       $   500,321       $   784,868       $1,417,718       $26,973,033
                                           ---------------------------------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                             11,668                 -           531,191                -         4,375,914
  Interest and Dividends                        3,367            34,033            28,179          101,240         1,949,951
                                           ---------------------------------------------------------------------------------
Total Investment Income                        15,035            34,033           559,370          101,240         6,325,865
                                           ---------------------------------------------------------------------------------
Additions:
  Transfers from Other Plan                         -                 -                 -                -         1,401,008
  Contributions:
    Employer                                   21,838            21,616            24,962                -         1,294,029
    Employee                                   57,903           125,383            58,095                -         3,706,733
                                           ---------------------------------------------------------------------------------
  Total Contributions                          79,741           146,999            83,057                -         5,000,762
                                           ---------------------------------------------------------------------------------
Total Additions                                79,741           146,999            83,057                -         6,401,770
                                           ---------------------------------------------------------------------------------
Deductions:
  Benefits Paid                               (12,910)         (112,010)          (45,364)        (217,523)       (4,557,964)
  Transfers Within Funds                       43,720            87,772          (311,613)          42,065                 -
  Other                                           (93)             (114)           (1,601)                           (71,813)
                                           ---------------------------------------------------------------------------------
Total Deductions                               30,717           (24,352)         (358,578)        (175,458)       (4,629,777)
                                           ---------------------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1995                          $  168,164       $   657,001       $ 1,068,717       $1,343,500       $35,070,891
                                           =================================================================================

                      See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                      ==========================================================================================
                                                                SUPPLEMENTAL INFORMATION BY FUND
                                      ==========================================================================================
                                                        Government
                                         Equity-          Money                       Intermediate     Growth and         Asset
                                         Income           Market        Magellan          Bond           Income          Manager
                                          Fund             Fund           Fund            Fund            Fund            Fund
                                      ==========================================================================================
Net Assets Available for Benefits,
December 31, 1993                     $ 5,280,950     $10,643,272    $ 4,541,581      $1,188,864     $ 2,633,685       $       -
                                      ------------------------------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation)
     in Fair Value of Investments        (499,754)              -       (286,671)        (99,926)       (169,079)         (1,598)
  Interest and Dividends                  498,062         375,775        199,566          78,378         227,084             597
                                      ------------------------------------------------------------------------------------------
Total Investment Income (Loss)             (1,692)        375,775        (87,105)        (21,548)         58,005          (1,001)
                                      ------------------------------------------------------------------------------------------
Additions:
  Transfers-in                            229,607         547,708        752,163         164,012         450,766               -
  Contributions:
    Employer                              199,838         381,563        373,972          65,601         190,791           2,173
    Employee                              564,294         908,478      1,056,849         178,646         546,746           4,461
                                      ------------------------------------------------------------------------------------------
  Total Contributions                     764,132       1,290,041      1,430,821         244,247         737,537           6,634
                                      ------------------------------------------------------------------------------------------
Total Additions                           993,739       1,837,749      2,182,984         408,259       1,188,303           6,634
                                      ------------------------------------------------------------------------------------------
Deductions:
  Benefits Paid                        (1,099,562)     (2,042,605)    (1,303,173)       (252,739)     (1,133,702)              -
  Transfers Within Funds                  (32,197)     (1,150,961)       122,180        (310,350)        212,695          37,038
  Other                                    (1,328)         (2,346)        (1,209)            (31)            (38)              -
                                      ------------------------------------------------------------------------------------------
Total Deductions                       (1,133,087)     (3,195,912)    (1,182,202)       (563,120)       (921,045)         37,038
                                      ------------------------------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1994                     $ 5,139,910     $ 9,660,884    $ 5,455,258      $1,012,455     $ 2,958,948       $  42,671
                                      ==========================================================================================


                                          ==============================================================
                                                           SUPPLEMENTAL INFORMATION BY FUND
                                          ==============================================================
                                           Managed         FoxMeyer           FoxMeyer
                                            Income          Common             Health
                                          Portfolio         Stock           Common Stock     Participant
                                            Fund             Fund               Fund            Loans         Total
                                          ============================================================================
Net Assets Available for Benefits,
December 31, 1993                         $        -     $    923,369       $        -      $   37,048     $25,248,769
                                          ----------------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation)
     in Fair Value of Investments                  -          146,735           54,234               -        (856,059)
  Interest and Dividends                      17,054           15,445                -          56,065       1,468,026
                                          ----------------------------------------------------------------------------
Total Investment Income (Loss)                17,054          162,180           54,234          56,065         611,967
                                          ----------------------------------------------------------------------------
Additions:
  Transfers-in                               425,550           48,851                -          57,591       2,676,248
  Contributions:
    Employer                                   5,038           41,722            1,504               -       1,262,202
    Employee                                  22,270          119,355            3,341               -       3,404,440
                                          ----------------------------------------------------------------------------
  Total Contributions                         27,308          161,077            4,845               -       4,666,642
                                          ----------------------------------------------------------------------------
Total Additions                              452,858          209,928            4,845          57,591       7,342,890
                                          ----------------------------------------------------------------------------
Deductions:
  Benefits Paid                              (97,432)        (201,155)         (25,823)        (69,186)     (6,225,377)
  Transfers Within Funds                     127,904       (1,094,322)         751,813       1,336,200               -
  Other                                          (63)               -             (201)              -          (5,216)
                                          ----------------------------------------------------------------------------
Total Deductions                              30,409       (1,295,477)         725,789       1,267,014      (6,230,593)
                                          ----------------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1994                         $  500,321     $          -       $  784,868      $1,417,718     $26,973,033
                                          ============================================================================

                      See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                           ========================================================================
                                                              SUPPLEMENTAL INFORMATION BY FUND
                                           ========================================================================
                                                             Government
                                           Equity-Income       Money        Magellan     Intermediate   Growth and
                                               Fund         Market Fund       Fund         Bond Fund    Income Fund
                                           ========================================================================
Net Assets Available for Benefits,
December 31, 1992                          $3,813,271      $ 8,780,431     $2,469,070     $  856,001     $1,561,064
                                           -------------------------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                            695,318                -        319,785         30,194        235,242
  Interest and Dividends                      189,356          310,523        382,852         80,662        137,176
                                           -------------------------------------------------------------------------
Total Investment Income                       884,674          310,523        702,637        110,856        372,418
                                           -------------------------------------------------------------------------
Additions:
  Contributions:
    Employer                                  200,877          476,814        288,347         71,890        196,915
    Employee                                  686,291        1,133,448        950,600        179,080        595,224
                                           -------------------------------------------------------------------------
  Total Contributions                         887,168        1,610,262      1,238,947        250,970        792,139
                                           -------------------------------------------------------------------------
Total Additions                               887,168        1,610,262      1,238,947        250,970        792,139
                                           -------------------------------------------------------------------------
Deductions:
  Benefits Paid                              (462,450)      (1,725,910)      (780,264)      (134,765)      (335,273)
  Transfers Within Funds                      158,287        1,667,966        911,191        105,802        243,337
                                           -------------------------------------------------------------------------
Total Deductions                             (304,163)         (57,944)       130,927        (28,963)       (91,936)
                                           -------------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1993                          $5,280,950      $10,643,272     $4,541,581     $1,188,864     $2,633,685
                                           ========================================================================


                                             ============================================
                                                    SUPPLEMENTAL INFORMATION BY FUND
                                             ============================================
                                                               FoxMeyer
                                                                Common        Participant
                                              GIC Fund        Stock Fund         Loans         Total
                                             ===========================================================
Net Assets Available for Benefits,
December 31, 1992                            $ 3,076,676       $ 693,336       $ 48,738      $21,298,587
                                             -----------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                                     -           2,483              -        1,283,022
  Interest and Dividends                          12,580          21,026          3,834        1,138,009
                                             -----------------------------------------------------------
Total Investment Income                           12,580          23,509          3,834        2,421,031
                                             -----------------------------------------------------------
Additions:
  Contributions:
    Employer                                           -          73,032              -        1,307,875
    Employee                                           -         177,151              -        3,721,794
                                             -----------------------------------------------------------
  Total Contributions                                  -         250,183              -        5,029,669
                                             -----------------------------------------------------------
Total Additions                                        -         250,183              -        5,029,669
                                             -----------------------------------------------------------
Deductions:
  Benefits Paid                                  (24,114)        (37,742)             -       (3,500,518)
  Transfers Within Funds                      (3,065,142)         (5,917)       (15,524)               -
                                             -----------------------------------------------------------
Total Deductions                              (3,089,256)        (43,659)       (15,524)      (3,500,518)
                                             -----------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1993                            $         -       $ 923,369       $ 37,048      $25,248,769
                                             ===========================================================

                      See notes to financial statements.

FOXMEYER EMPLOYEES' SAVINGS
AND PROFIT-SHARING PROGRAM

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE YEARS ENDED DECEMBER 31, 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accounting records of the FoxMeyer Employees' Savings and Profit-Sharing Program (the "Plan"), sponsored by FoxMeyer Corporation (the "Corporation"), a wholly owned subsidiary of Foxmeyer Health Corporation (formerly National Intergroup, Inc., ("NII")) ("Health"), are maintained on the accrual basis of accounting.

Investments: Investments are recorded in the financial statements at fair value determined by quoted market prices at the close of business on December
31. The change in the difference between fair value and the cost of investments, including realized gains or losses, is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments during the year. The principle followed in determining the cost of the securities sold is the first-in, first-out basis. Interest and dividend income are recorded on an accrual basis.

Expenses: Expenses incurred by the Trustee, Fidelity Management Trust Company ("Fidelity"), a subsidiary of FMR Corporation, Boston, Massachusetts, in connection with the purchase and sale of common stock, are paid from the appropriate investment fund. The Plan's expenses are paid by either the Corporation or the Plan as provided by the plan document.

NOTE B - DESCRIPTION OF THE PLAN

The following brief description of the Plan provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

Plan Organization, Amendments and General Provisions: The Plan is a defined contribution plan covering eligible employees of the Corporation and certain subsidiaries and affiliated companies. Some employees covered by a collective bargaining agreement are not eligible to participate in the Plan. The purpose of the Plan is to permit employees to share in the profits of the Corporation and to encourage employees to accumulate savings for their retirement. The Plan is administered by the Corporation and by an appointed committee of seven individuals.

Effective March 15, 1994, the Harris Wholesale 401(k) Savings and Retirement Profit Sharing Plan (the "Harris Plan") merged with the Plan and the assets and liabilities of the Harris Plan were transferred on March 17, 1994. Harris Wholesale Company, the plan sponsor of the Harris Plan, was purchased by the Corporation in May 1992.

Effective March 31, 1995, participants in the Retirement Savings Plan for Salaried Employees of National Intergroup, Inc. (the "NII Plan") were given the option to have their balances distributed to them or transferred to the Plan. The final transfer of NII Plan assets occurred on June 20, 1995.

The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions and Vesting: The Plan is qualified under Section 401(k) of the Internal Revenue Code (the "Code"). Participants may elect to exclude up to 12% (except for certain highly compensated employees whose contributions are limited to a maximum of 6%) of their compensation, after having been employed for at least 12 months, from amounts subject to income tax and such amounts are characterized as salary deferral contributions by the Corporation. The Plan document provides for limitations on salary deferral contributions in the event of a hardship withdrawal. The Corporation generally makes a matching contribution at the rate of 50% of the first 6% of the participant's salary deferral contribution. The Corporation may also make additional matching contributions at the discretion of the Corporation's Board of Directors. No such additional discretionary payments were made during the three years ended December 31, 1995. Vesting in salary deferral and matching employer contribution accounts is 100% at all times.

The Corporation's Board of Directors also has the discretion to make non-matching contributions to the Plan. Such contributions are allocated to participants based upon the percentage of a participant's compensation to total compensation of all participants. A participant vests in such contributions made to his account ratably over a five year period and is 100% vested in such contributions at age 65, disability or death regardless of years of service.
No such contributions were made during the three years ended December 31, 1995.

Currently, participants can elect to have their contributions invested in any of several investment options which are described in Note C. The participant can change elections monthly and can also move those funds already invested between available investment options. Certain limitations exist for officers and directors who wish to purchase the common stock of Health.

The Plan allows rollovers from other qualified plans. In addition, hardship withdrawals for medical treatment, tuition, and purchase of or possible eviction from a primary residence are also permitted. Effective January 1, 1994, the Plan allows participants to borrow up to 50% of their vested balance of Plan assets for non-hardship reasons.

Forfeitures are allocated to participants, as defined in the plan document, based upon the percentage of a participant's compensation to total compensation of all participants during the Plan year.

Distribution of Benefits: Distributions of vested benefits may be made to a participant upon retirement, disability, death or termination of employment. Prior to age 59 1/2, a participant, while employed, may make a withdrawal from his salary deferral contributions account in the event that the participant has an immediate and heavy financial need, as defined in Section 401(k) of the Code, subject to certain conditions contained in the Plan document. Upon attainment of age 59 1/2, a participant, while employed, may make withdrawals from his salary deferral and matching employer contribution accounts.

Distributions of benefits under the Plan shall be paid to the participant or a beneficiary in the form of a lump sum distribution or three to five substantially level annual installments (for vested balances over $3,500).

Any withdrawals from the Plan will generally be subject to federal income tax. Taxes may be postponed by "rolling over" the proceeds to an individual retirement plan or to another qualified plan. An additional 10% excise tax may be imposed on the taxable portion of distributions and withdrawals before attaining age 59 1/2. The additional tax is not imposed on distributions on death, disability, termination of employment after age 55, pursuant to a qualified domestic order, and for other reasons enumerated in the Code.

Amendment or Termination: The Corporation has reserved the right to amend, modify or terminate the Plan at any time, subject to the Plan document and applicable laws and regulations.

NOTE C - PLAN INVESTMENTS

During the three years ended December 31, 1995, the following Plan investments were offered by the Plan through Fidelity.

         GIC Fund -- A fund which purchases investment contracts which provide both a guaranteed principal and interest rate. This fund option was discontinued during 1993.

         Fidelity Equity-Income Fund -- A growth and income fund which invests primarily in stocks but also invests in bonds and convertible securities. The fund seeks to invest in equities whose dividend yield exceeds the average yield of the S&P 500 and have the potential for capital growth.

         FoxMeyer Common Stock Fund -- A fund which invests in the common stock of the Corporation. On October 12, 1994 the Corporation merged with and into a wholly-owned subsidiary of Health. At that time each share of the Corporation's common stock was exchanged for .904 shares of Health. As a result of the merger, the participants' common stock was exchanged into Health common stock and employees were given the option to further invest in the FoxMeyer Health Common Stock Fund.

         Government Money Market Fund -- A money market fund which seeks high yields and stability of principal by investing in short-term government money market investments.

         Fidelity Intermediate Bond Fund -- A fund which seeks a high level of income by investing in high quality, fixed income obligations with a dollar weighted average portfolio maturing from three to ten years.

         Fidelity Magellan Fund -- An aggressive growth fund which seeks capital appreciation by investing in stocks of both well-known and lesser-known companies with above average growth potential and a corresponding higher level of risk. Securities may be either foreign or domestic companies.

         Fidelity Growth and Income Fund-- A fund which seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk by investing primarily in common stock of corporations with growth of earnings potential while paying current dividends.

         Fidelity Managed Income Portfolio Fund-- A fund which invests in high-quality, short and long-term investment contracts issued by insurance companies, banks, and other financial institutions.

         Fidelity Asset Manager Fund -- An allocation fund which seeks a high total return with reduced risk over the long term by allocating its assets among domestic and foreign equities, bonds and short-term instruments.

         FoxMeyer Health Common Stock Fund-- A fund which invests in the common stock of Health.


============================================================================================================
                                                                 December 31, 1995
                                             ---------------------------------------------------------------
                                                              Number            Number of
                                                              of Plan           Units Held
                                               Unit         Participants      in Participant
                  Fund                       Valuation      With Balances        Accounts       Market Value
- ------------------------------------------------------------------------------------------------------------
Fidelity Mutual Funds:
  Equity-Income Fund                         $  37.93             668            181,357        $  6,878,878
  Government Money Market Fund                   1.00           1,151         10,029,840          10,029,840
  Magellan Fund                                 85.98             959            100,538           8,644,283
  Intermediate Bond Fund                        10.41             328            134,733           1,402,568
  Growth and Income Fund                        27.05             674            180,330           4,877,940
  Asset Manager Fund                            15.85              76             10,610             168,164
  Managed Income Portfolio Fund                  1.00             173            657,001             657,001
FoxMeyer Health Common Stock Fund               26.75             275             39,952           1,068,717
============================================================================================================

===========================================================================================================
                                                                  December 31, 1994
                                             --------------------------------------------------------------
                                                               Number            Number of
                                                               of Plan          Units Held
                                               Unit         Participants      in Participant       Market
                  Fund                       Valuation      With Balances        Accounts           Value
- -----------------------------------------------------------------------------------------------------------
Fidelity Mutual Funds:
  Equity-Income Fund                         $   30.70             677           167,424       $  5,139,910
  Government Money Market Fund                    1.00           1,198         9,660,884          9,660,884
  Magellan Fund                                  66.80             796            81,666          5,455,258
  Intermediate Bond Fund                          9.83             302           102,996          1,012,455
  Growth and Income Fund                         21.09             581           140,301          2,958,948
  Asset Manager Fund                             13.83              22             3,085             42,671
  Managed Income Portfolio Fund                   1.00             144           500,321            500,321
FoxMeyer Health Common Stock Fund                14.88             263            52,764            784,868
===========================================================================================================

NOTE D - INCOME TAX STATUS

The Internal Revenue Service has determined that the Plan qualifies for tax exemption under Section 401(a) of the Code and that the related trust qualifies under Section 501(a) of the Code.

Elective contributions made by participants, matching employer contributions, interest, dividends and profit from the sale of securities need not be reported by participants for federal income tax purposes until their account is withdrawn or distributed, wholly or partially.

NOTE E - NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

The following table details the net change in fair value by type of investment:


==========================================================================================================
                                                           1995               1994                 1993
                                                      ----------------------------------------------------
Fidelity Mutual Funds                                 $  3,844,723       $ (1,057,028)         $ 1,280,539

FoxMeyer Common Stock Fund                                       -            146,735                2,483

FoxMeyer Health Common Stock Fund                          531,191             54,234                    -
                                                      ------------       ------------          -----------
Net appreciation (depreciation) in fair
  value of investments                                $  4,375,914       $   (856,059)         $ 1,283,022
==========================================================================================================


NOTE F - WITHDRAWALS

Net assets available for Plan benefits at December 31, 1995 and 1994 included $205,194 and $626,975, respectively, for participants who were no longer employed by the Corporation and who requested that their funds be distributed.

NOTE G - PROHIBITED TRANSACTION

During 1994, the Corporation advanced funds to the Harris Plan to expedite that plan's merger into the Plan. Approximately $61,000 was advanced to the Harris Plan for securities held by the Harris Plan which were not readily marketable at the time of the asset transfer. This amount is included in the 1994 Statement of Changes in Net Assets as part of the "Transfers-In". These securities were sold in December 1994 and the proceeds were deposited in the Plan. The amount advanced to the Harris Plan was repaid to the Corporation by the Plan in January 1995 and is included in the 1995 Statement of Changes in Net Assets as part of "Other". The Corporation did not receive any interest on the advance.

The advance of funds to the Harris Plan and the subsequent repayment were in technical violation of the provisions of ERISA and the Internal Revenue Code even though the Corporation did not profit from the transaction. While the Corporation's management does not believe there is any penalty related to the transaction, any payments that should be due related to this transaction will be borne by the sponsor of the Plan.

FOXMEYER EMPLOYEES' SAVINGS AND PROFIT-SHARING PROGRAM
ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995


====================================================================================================================
(a)   (b)   Identity of issue, borrower,    (c)   Description of investment        (d)   Cost       (e)   Current
            lessor, or similar party              including maturity date,                                 value
                                                  rate of interest, collateral,
                                                  par or maturity value
====================================================================================================================
            Fidelity Mutual Funds                 Equity-Income Fund                $  5,545,577         $ 6,878,878

            Fidelity Mutual Funds                 Government Money Market Fund        10,029,840          10,029,840

            Fidelity Mutual Funds                 Magellan Fund                        7,480,581           8,644,283

            Fidelity Mutual Funds                 Intermediate Bond Fund               1,386,797           1,402,568

            Fidelity Mutual Funds                 Growth and Income Fund               4,052,823           4,877,940

            Fidelity Mutual Funds                 Asset Manager Fund                     159,806             168,164

            Fidelity Mutual Funds                 Managed Income Portfolio Fund          657,001             657,001

            FoxMeyer Health Corporation           Common Stock, $5 par value             618,902           1,068,717

            Participant Loans                     Interest rates ranging from          1,343,500           1,343,500
                                                  7.0% to 10.5% with maturity dates
                                                  ranging from January 1996 to
                                                  December 2004.

FOXMEYER EMPLOYEES' SAVINGS AND PROFIT-SHARING PROGRAM
ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1995


=====================================================================================================================
(a)  Identity of               (b)  Description of asset (include     (c)  Purchase      (d)  Selling     (e)  Lease
     party involved                 interest rate and maturity in          price              price            rental
                                    case of loan)
=====================================================================================================================
     Fidelity Mutual Funds          Equity-Income Fund                    $1,739,045       $1,257,362

     Fidelity Mutual Funds          Government Money Market Fund           3,955,103        3,586,148

     Fidelity Mutual Funds          Magellan Fund                          3,495,471        1,874,367

     Fidelity Mutual Funds          Growth and Income Fund                 1,775,047          794,402


====================================================================================================
(f)  Expense                    (g) Cost of              (h)  Current value           (i)  Net gain
     incurred                       asset                     of asset on                  or (loss)
     with transaction                                         transaction date
====================================================================================================

                                  $1,094,966                  $1,257,362                 $   162,396

                                   3,586,148                   3,586,148                           -

                                   1,504,512                   1,874,367                     369,855

                                     680,671                     794,402                     113,731


FOXMEYER EMPLOYEES' SAVINGS AND PROFIT-SHARING PROGRAM
ITEM 27E-SCHEDULE OF NONEXEMPT TRANSACTIONS
For the Year Ended December 31, 1995



                                               (c) Description of
                     (b) Relationship        Transactions Including
                     to Plan, Employer,      Maturity Date, Rate of
(a) Identity of      or Other Party-in-     Interest, Collateral, Par     (d) Purchase     (e) Selling     (f) Lease
Party Involved            Interest              or Maturity Value             Price            Price           Rental
- ---------------      ------------------      -------------------------     ------------     -----------     ----------
FoxMeyer             Parent of
Corporation          Plan Sponsor                     a.                       N/A              N/A             N/A



  (g) Expenses                                                          (j) Net Gain
  Incurred in                                                             or (Loss)
Connection With        (h) Cost of            (i) Current                  on Each
  Transaction             Asset              Value of Asset              Transaction
- ---------------        -----------         ------------------          ---------------

    - 0 -                61,400                 61,400                       - 0 -


      a. The Harris Wholesale 401 (k) Savings and Retirement Profit Sharing Plan (the "Harris Plan") was merged on March 15, 1994, and most of the assets held in the trust associated with the Harris Plan (the "Harris Trust") were transferred to the trust associated with the FoxMeyer Employees' Savings and Profit Sharing Program (the "Plan Trust") on March 17, 1994.
                 However, State of Israel bonds in the amount of $75,000 (three bonds, each valued at $25,000) were not transferred to the Plan Trust at that time. In August 1994, FoxMeyer was informed by State of Israel Corporation/Chase Manhattan Bank that redeeming the bonds would take several months. However, since FoxMeyer desired to transfer the final Harris Trust assets to the Plan Trust as soon as possible, on August 18, 1994, FoxMeyer loaned the Plan $61,400.09, representing a partial payment attributable to the State of Israel bonds redemption, which amount was subsequently deposited into the Plan Trust. FoxMeyer would be repaid upon the redemption of the bonds. To avoid any appearance of impropriety, FoxMeyer did not charge the Harris Plan any interest with respect to the money it loaned to the Harris Plan.

                 In September 1994, the bonds were sent to the State of Israel Corporation/Chase Manhattan Bank for redemption. In December 1994, FoxMeyer received a check (payable to the Harris Plan) for the redemption of the bonds in the amount of $76,567.71 (the face amount of the bonds plus interest of $1,567.71). This amount was transferred to the Plan Trust on December 27, 1994. Again, to avoid any appearance of impropriety, the interest on the bonds, $1,567.71, was left in the Plan Trust as earnings - a windfall to the Harris Plan participants. On January 13, 1995, the Plan Trust was adjusted by backing out $61,400.09, which amount was returned to FoxMeyer in complete satisfaction of the August 18, 1994 loan.

                                                                   EXHIBIT 24(i)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-56097 of FoxMeyer Health Corporation on Form S-8 of our report dated April 25, 1996, appearing in this Annual Report on Form 11-K of the FoxMeyer Employees' Savings and Profit-Sharing Program for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP

Dallas, Texas
June 28, 1996